UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2018

Mercantil Bank Holding Corporation

(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle

Coral Gables, Florida

(Address of principal executive offices)

(305) 460-8728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2018, following the December 21, 2018 closing of Mercantil Bank Holding Corporation’s (the “Company”) initial public offering (the “Offering”) of its Class A common stock (“Class A Shares”), the Company and Mercantil Servicios Financieros, C.A. (“MSF”) entered into a Class B Share Purchase Agreement (the “Class B Purchase Agreement”). Pursuant to the Class B Purchase Agreement, the Company agreed to purchase up to all 3,532,456.66 shares of its nonvoting Class B common stock (“Class B Shares”) from MSF using the net proceeds from the Company’s sale of its Class A Shares. On Friday, December 28, 2018, the Company completed the purchase of 1,420,135.66 Class B Shares from MSF for $12.61 per Class B Share, representing an aggregate purchase price of approximately $17,907,910.67 (the “Initial Class B Repurchase”).

The Company funded the Initial Class B Repurchase using the net proceeds the Company received in the Offering. Following the closings of the Offering and the Initial Class B Repurchase, MSF beneficially owns no Class A Shares and 2,112,330 Class B Shares. As of the date hereof, MSF beneficially owns less than 5% of all outstanding Company common stock.

Pursuant to the Class B Purchase Agreement, the Company intends to use the net proceeds from any exercise of the overallotment option granted to the underwriters of the Offering, and of any subsequent sales of its voting Class A Shares to purchase MSF’s remaining Class B Shares, in each case at a price equal to 97% of the Class A Shares’ selling price, before any placement agent or underwriter commissions, discounts and charges. On April 30, 2019, MSF will contribute to the Company all remaining Class B Shares, if any, beneficially held by MSF.

Subsequent Class B Share repurchases are subject to the terms of the Class B Purchase Agreement and customary closing conditions, including the receipt of sufficient funds from Company sales of Class A Shares to purchase additional Class B Shares from MSF.

The foregoing description of the Class B Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1 attached hereto, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 28, 2018, the Company issued a press release (the “Press Release”) announcing the closing of the Initial Class B Repurchase. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Effective December 31, 2018, and in connection with the closing of the Offering, Mr. Gustavo Vollmer resigned as Chairman of the Company’s Board of Directors (the “Board”). Mr. Vollmer is not resigning from the Board and will continue to serve as a Company director. Effective December 31, 2018, Mr. Frederick C. Copeland, Jr. will serve as the non-executive Chairman of the Board.

Item 8.01	Other Events.

On January 2, 2019, the Federal Reserve issued a determination that MSF no longer controls the Company for purposes of the Bank Holding Company Act of 1956.

Item 9.01	Financial Statements and Exhibits.

Number	Exhibit

10.1	Class B Share Purchase Agreement, dated as of December 27, 2018, by and between Mercantil Bank Holding Corporation and Mercantil Servicios Financieros, C.A.

99.1	Press Release of Mercantil Bank Holding Corporation issued December 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantil Bank Holding Corporation

Date: January 2, 2019	By:	/s/ Julio Pena
Name: Julio Pena
Title: Senior Vice President and Assistant Corporate Secretary